Exhibit 10.1

EXCLUSIVE SOFTWARE LICENSE AGREEMENT

THIS EXCLUSIVE SOFTWARE LICENSE AGREEMENT (this “Agreement”) is entered into as of October 17, 2017, by and between Black Cactus Holdings, LLC, a Delaware limited liability company (“Licensor”), and Envoy Group Corp., a Florida corporation (“Licensee”). Licensor and Licensee may hereinafter be referred to individually as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Licensor is the exclusive licensee, and has rights in and to, certain proprietary Software, Know-How, and Copyrights as set forth on Schedule A hereto (collectively, the “Sublicensed Materials”) which Licensee licensed from Black Cactus Holdings Pty Ltd, a company incorporated in the State of Victoria, Australia (“Black Cactus Australia”);

WHEREAS, Licensee wishes to acquire an exclusive license from Licensor for the Sublicensed Materials; and

WHEREAS, Licensor is willing to grant Licensee an exclusive, worldwide license, and Licensee desires to obtain an exclusive license, to the Sublicensed Materials on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. In addition to the definitions set forth above, the capitalized terms set forth below shall be defined as follows:

“Copyrights” means all registered and unregistered materials, works of authorship and similar materials relating to the Software belonging to Licensor.

“Derivative Work” means any discrete modification to the Sublicensed Materials made by Licensee pursuant to this agreement and any modified, altered, enhanced or adapted version of the Sublicensed Materials, or derivative work thereof (as that term is defined under US copyright law) based on the Sublicensed Materials.

“Know-How” means all information and know-how, including, but not limited to, technical, and other information, practices, techniques, methods, processes, inventions, developments, specifications, coding, algorithms, trade secrets and similar information Licensor currently maintains.

“Material Adverse Effect” means, with respect to any Party any event, circumstance, development, state of facts, occurrence, change or effect that is materially adverse to the business, assets, results of operations or condition (financial or otherwise) of such Party taken as a whole.

“Software” means the computer software program(s) in machine-readable form, including as applicable, all of its source code, input/output formats, headers, program listings, associated data and internal databases, graphical elements, narrative descriptions and operating instructions, and all related tangible media.

“Trademarks” means all registered and unregistered names, trademarks, service marks, trade dress, logos, insignias, domain names, symbols, slogans, and combinations thereof relating to the Software belonging to Licensor.

“Transaction Documents” means this Agreement and all other agreements, instruments and documents required to be delivered by the Parties to complete the transaction contemplated thereby.

2. LICENSE GRANT; TERM; TERMINATION; OWNERSHIP.

2.1 License Grants. Subject to the terms and conditions of this Agreement, at the Closing, as defined herein, Licensor shall grant to Licensee, under all of Licensor’s intellectual property rights in and to the Sublicensed Materials, an exclusive, worldwide, non-transferable, fully paid-up, irrevocable, perpetual license to use, modify, sublicense and create Derivative Works using the Sublicensed Materials (the “License Grant”).

2.2 Term.

2.1 Term. Subject to the terms and conditions of this Agreement, the License Grant shall remain in effect in perpetuity (the “Term”).

2.2 Termination. In the event a Party breaches any material term or condition of this Agreement (subject to the following cure periods), the non-breaching Party may terminate this Agreement.  Any termination of this Agreement shall only be effective if, after receiving written notice from the non-breaching Party of the breach, the Party in breach shall fail to cure such breach within thirty (30) days after receiving such notice provided, however that if the breach cannot be cured within thirty (30) days, the breaching Party shall not be in default if, within such thirty (30) day period, it shall have commenced to cure said breach and shall continue its efforts with due diligence.  In no event shall the non-breaching Party by exercising its right under this section be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have in respect of any breach or default by the Party that breached this Agreement.

2.3 Ownership. During the Term, Licensor shall retain all right, title and interest, including all intellectual property rights, in and to the Sublicensed Materials. Licensee shall own all right, title and interest in any Derivative Works to the Sublicensed Materials made by Licensee, subject to Licensor’s ownership of the underlying Sublicensed Materials and the restrictions on use of the Sublicensed Materials contained herein.

2.4 Reservation of Rights. All rights not expressly granted by Licensor hereunder are reserved to Licensor. Without limiting the generality of the foregoing, Licensor and Licensee expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses specified in Section 2.1.

3. CONSIDERATION FOR LICENSE GRANT; ADEQUACY OF CONSIDERATION.

3.1 Term Payment. Subject to the terms and conditions of this Agreement, as consideration for Licensor providing Licensee with the License Grant for the Term, Licensee shall pay Licensor a fee (the “License Fee”) consisting of:

(a)        60,000,000 shares of Licensee’s common stock, par value $0.0001 (“Common Stock”) (the “Shares”); and

(b)        A royalty in the amount of five percent (5%) (the “Royalty”) of the net revenue received from the sublicense of the Software and any revenues generated from the use of the Sublicensed Materials for the term of this Agreement, less (i) applicable sales and use taxes (but in no event to include income or franchise taxes), (ii) any export duties, shipping, freight and handling charges paid by Licensee and reimbursed by customers, (iii) any trade and quantity discounts actually taken, and (iv) any credits for sales previously recorded but cancelled or refunded to a customer (“Net Revenues”).  Licensee shall pay Licensor the Royalty due on a quarterly basis for each fiscal quarter of the Company during the term of this Agreement commencing six months after the Company releases a “go live” version of the Software that utilizes the Sublicensed Material (the “Go Live Date”).  The quarterly Royalty payment will be due on or before the sixtieth (60th) day after the last day of the fiscal quarter for which the Royalty payment is calculated;

3.2 Adequacy of Consideration. The Parties hereby agree that License Fee represents adequate consideration and that no additional consideration shall be paid by Licensee to Licensor for the Sublicensed Materials.

4. CLOSING.

4.1 Closing. Subject to satisfaction of the conditions in Section 5, the closing of the granting of the License Grant for the Term under this Agreement (the “Closing”) shall occur at a place mutually acceptable to Licensor and Licensee on October 17, 2017, or such other date that is mutually acceptable to Licensor and Licensee (the “Closing Date”). All transactions which are to take place at the Closing shall be considered to have taken place simultaneously, and no delivery or payment shall be considered to have been made until all the transactions have been completed.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Each Party’s Obligation to Complete the Closing. The respective obligations of the Parties to complete the Closing are subject to the waiver by both Licensor and Licensee or the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)        Issuance of Shares.  Licensee shall issue the Shares to the Licensor promptly after the Closing Date.

(b)        Board of Directors.  Licensee shall increase the size of its Board of Directors to five (5) and Licensor shall have the right to designate two members to such board during the term this Agreement.

(c)        Appointment of Officers. Licensor shall appoint Lawrence Cummins as its President and Chief Executive Officer.

(d)        Name Change.  Licensee shall commence steps to change its name to Black Cactus Global, Inc.

(e)        Representations and Warranties. The representations and warranties of each of Licensor and Licensee set forth below shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of such dates (except to the extent any such representation or warranty is made as of a specified date, which such representation or warranty shall be true and correct in all respects as of such specified date).

6. REPRESENTATIONS AND WARRANITES OF LICENSOR. Licensor hereby represents and warrants to Licensee as follows:

6.1 Organization and Qualification. Licensor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

6.2 Ownership of Sublicensed Materials. Licensor has good and marketable license to the Sublicensed Materials, free and clear of any and all mortgages, liens, encumbrances, pledges and security interests except as provided for in the license agreement between Licensor and Black Cactus Australia.

6.3 Brokers and Finders. Licensor has not incurred or taken any action that may give rise to any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

6.4 Noncontravention. Neither the execution and delivery of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule to which Licensor is subject or, to the knowledge of Licensor, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Licensor is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, instrument, or other arrangement to which Licensor is a party or by which he is bound or to which any of the Sublicensed Materials is subject (or result in the imposition of any security interest upon any of the Sublicensed Materials).

6.5 No Litigation. (a) There are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims or demands of any kind pending or, to the best of the Licensor’s knowledge, threatened relating to or involving the Sublicensed Materials; (b) there are no injunctions, judgments, orders or decrees of any kind which are outstanding against the Sublicensed Materials; and (c) the Licensor is not charged or, to the best of Licensor’s knowledge, threatened with, or under investigation with respect to, any alleged violation of any provision of any law (including rules, regulations and codes) relating to or involving the Sublicensed Materials.

6.6 Investment Representations.

(a)        Investment Purpose. As of the date hereof, Licensor understands and agrees that the consummation of this Agreement including the delivery of the Shares to Licensor as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Shares are being acquired for Licensor’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, Licensor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)        Accredited Investor Status. The Licensor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c)        Reliance on Exemptions. The Licensor understands that the Shares is being offered and sold to Licensor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Licensee is relying upon the truth and accuracy of, and Licensor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Licensor set forth herein in order to determine the availability of such exemptions and the eligibility of Licensor to acquire the Shares.

(d)        Information. The Licensor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Licensee and materials relating to the offer and sale of the Shares which have been requested by Licensor or its advisors. The Licensor and its advisors, if any, have been afforded the opportunity to ask questions of Licensee. Notwithstanding the foregoing, Licensee has not disclosed to Licensor any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Licensor. The Licensor understands that its investment in the Shares involves a significant degree of risk. The Licensor is not aware of any facts that may constitute a breach of any of Licensee’s representations and warranties made herein.

(e)        Governmental Review. The Licensor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f)        Transfer or Re-sale. The Licensor understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (a) the Shares is sold pursuant to an effective registration statement under the Securities Act, (b) Licensor shall have delivered to Licensee, at the cost of Licensor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Licensee, (c) the Shares is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Licensor who agrees to sell or otherwise transfer the Shares only in accordance with this Section and who is an Accredited Investor, (d) the Shares is sold pursuant to Rule 144, or (e) the Shares is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Licensor shall have delivered to Licensee, at the cost of Licensor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Licensee; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Licensee nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)        Legends. Each of the Licensor understand that the Shares of Licensor’s common stock that comprise the Shares (the “Shares”) and, until such time as the Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and Licensee shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides Licensee with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act, which opinion shall be accepted by Licensee so that the sale or transfer is effected. The Licensor agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h)        No “Bad Actor” Disqualification. The Licensor has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Licensor’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Licensor has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Licensor; any predecessor or Affiliate of the Licensor; any director, executive officer, other officer, general partner or managing member of the Licensor; any beneficial owner of 20% or more of the Licensor’s outstanding voting equity securities, calculated on the basis of voting power; and any promoter (as defined in Rule 405 under the Securities Act) connected with Licensor in any capacity prior to the date hereof.

6.7 Licensor is (a) the exclusive licensee of the Sublicensed Materials, (b) has full power and authority to enter into this Agreement, and to perform all obligations hereunder, (c) has not granted any entity other than the Licensee any right to use the Sublicensed Materials, (e) the  use of the Sublicensed Materials do not infringe upon or violate any third party’s intellectual property rights and (f) Licensor may grant the license of the Sublicensed Materials to License pursuant to this Agreement.

7. REPRESENTATIONS AND WARRANITES OF LICENSEE. Licensee hereby represents and warrants to Licensor as follows:

7.1 Organization and Qualification. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to carry on its business as it is now being conducted.

7.2 Authority. Licensee has all requisite corporate power and authority to execute and deliver this Agreement and to perform each of its respective obligations under this Agreement (and under all documents required to be executed and delivered and actions to be performed by Licensee pursuant hereto). The execution, delivery and performance of this Agreement and the agreement contemplated hereby and the transaction contemplated hereby and thereby has been duly and validly authorized by corporate action on the part of Licensee.

7.3 Enforceability. This Agreement constitutes a valid and binding agreement of Licensee enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

7.4 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transaction and performance of the terms and conditions contemplated hereby by Licensee will (i) conflict with or result in a violation or breach of or default under any provision of the articles of incorporation, by-laws, or other similar governing documents of Licensee or any material agreement, indenture or other instrument under which Licensee is bound, or (ii) violate or conflict with any Law applicable to Licensee or the Sublicensed Materials.

7.5 Shares. Licensee has, and at all times prior to the Closing and the Purchase Option Closing will have sufficient shares reserved for issuance available to enable Licensee to consummate the transaction contemplated hereby.

8. NO WARRANTY.

8.1 THE LICENSED MATERIALS ARE OFFERED “AS IS,” AND LICENSOR GRANTS AND LICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH LICENSEE, OR OTHERWISE. LICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FINESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE LICENSED MATERIALS OR ANY UPGRADES TO OR DOCUMENTATION FOR THE SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, LICENSOR GRANTS NO WARRANTY THAT, TO THE EXTENT APPLICABLE, THE LICENSED MATERIAL IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY.

9. MISCELLANEOUS

9.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

9.2 Governing Law; Jurisdiction; Venue. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.3 Arbitration; Waiver of Trial. Licensor and Licensee hereby agree that any dispute shall be submitted to final and binding arbitration and that the Parties shall not be entitled to a trial by jury.

9.4 Entire Agreement. This Agreement and any Appendices, Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties, either written or oral, between the Parties other than those set forth or referred to herein.

9.5 Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated and, except as otherwise may be expressly provided herein, each party shall pay its own fees, expenses and disbursements and those of its respective agents, representatives, consultants, accountants and counsel incurred in connection with this Agreement and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by such party under this Agreement.

9.6 Notices. Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with “answer back” or other “advice of receipt” obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt.

Notices to Licensor shall be addressed as follows:

Black Cactus Holdings, LLC

C/- Cooke & Foley Ltd

17 Lydiard Street N

Ballarat Central VIC 3350

Australia

Attention: Karyn Augustinus

Email: karyn@blackcactus.com.au

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other person as Licensor may designate by written notice to Licensee.

Notices to Licensee shall be addressed to:

Envoy Group Corp.

8275 S. Eastern Avenue, Suite 200

Las Vegas, NV 89123

Attention: Chief Executive Officer

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other person as Licensee may designate by written notice to Licensor.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the respective rights and obligations of the Parties shall not be assignable or by any Party without the express written consent of the non-assigning or non-delegating Party, such consent shall not unreasonably be withheld.

9.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought which instrument and expressly identified as a modification or amendment. Any Party may, only by an instrument in writing and expressly identified as a waiver, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.9 Appendices, Schedules and Exhibits. All Appendices, Schedules and Exhibits hereto which are referred to herein are hereby made a part of this Agreement and incorporated herein by such reference.

9.10 Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

(a)        examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)        the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c)        a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(d)        each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail;

(e)        the term “cost” includes expense and the term “expense” includes cost;

(f)        the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof; and

(g)        “include” and “including” shall mean include or including without limiting the generality of the description of the preceding term.

9.11 Agreement for the Parties’ Benefit Only. This Agreement is for the sole benefit of Licensor, Licensee and their respective successors and assigns as permitted herein and no third party shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement.

9.12 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any laws of the State of Florida (the “Law”), this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Licensee Envoy Group Corp. By: /s/ Harpreet Sangha Name: Harpreet Sangha Title: Chief Executive Officer	Licensor Black Cactus Holdings, LLC By: /s/ Lawrence Cummins Name: Lawrence Cummins Title: Manager

SCHEDULE A

SUBLICENSED MATERIALS

Black Cactus blockchain development platform that can be utilized to build a crypto trading exchange, supporting crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials.